AMENDMENT

This Amendment (“Amendment”) to the October 1, 2017 Amended and Restated Global Custody and Fund Accounting Agreement between JPMorgan Chase Bank, N.A. (“Bank”) and J.P. Morgan Exchange-Traded Fund Trust, severally and on behalf of each of the portfolios listed therein, as amended (the “Principal Agreement”), is entered into on February 13, 2026 (the “Effective Date”) as approved by the Board on February 12, 2026.

WHEREAS the parties hereto (the “Parties”) entered into the Principal Agreement pursuant to which Bank was appointed to provide certain custody and fund accounting services; and the Parties now wish to amend the Principal Agreement, as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Parties hereby agree as follows:

1.	Definitions. Terms defined in the Principal Agreement shall, save to the extent that the context otherwise requires, bear the same respective meanings in this Amendment.

2.	Amendments. The Principal Agreement shall be amended as follows:

(A)	Schedule A of the Principal Agreement is hereby replaced in its entirety by Schedule A to this Amendment (as attached).

(B)

As modified and amended hereby, the Parties hereby ratify, approve and confirm the Principal Agreement in all respects, and save as varied by this Amendment, the Principal Agreement shall remain in full force and effect.

3.

Representations. Each Party represents to the other Parties that all representations contained in the Principal Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each Party, as the case may be, on the date of this Amendment.

4.

Entire Agreement. This Amendment and the Principal Agreement and any documents referred to in each of them, constitute the whole agreement between the Parties relating to their subject matter and supersede and extinguish any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent with or in conflict with any of the provisions of the Principal Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail as between the Parties.

5.

Counterparts. This Amendment may be executed in any number of counterparts which together shall constitute one agreement. Each Party may enter into this Amendment by executing a counterpart and this Amendment shall not take effect until it has been executed by each Party.

6.	Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

7.	Law and Jurisdiction. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date set out above.

J.P. Morgan Exchange-Traded Fund Trust

By:	/s/ Shannon M. Gaines
Name:	Shannon M. Gaines
Title:	Assistant Treasurer

JPMorgan Chase Bank, N.A.

By:	/s/ Carl Mehldau
Name:	Carl Mehldau
Title:	Executive Director

SCHEDULE A

List of Entities Covered by the Amended and Restated Global Custody and Fund Accounting Agreement

(Approved by the Board as of February 12, 2026)

Name

JPMorgan Diversified Return Global Equity ETF (liquidated-to be removed after account closure)

JPMorgan Diversified Return International Equity ETF

JPMorgan Diversified Return Emerging Markets Equity ETF

JPMorgan Diversified Return U.S. Equity ETF

JPMorgan Diversified Alternatives ETF (liquidated-to be removed after account closure)

JPMorgan Diversified Return Europe Equity ETF (liquidated-to be removed after account closure)

JPMorgan Diversified Return U.S. Mid Cap Equity ETF

JPMorgan Event Driven ETF (liquidated-to be removed after account closure)

JPMorgan BetaBuilders USD High Yield Corporate Bond ETF

JPMorgan Diversified Return U.S. Small Cap Equity ETF

JPMorgan International Bond Opportunities ETF

JPMorgan Ultra-Short Income ETF

JPMorgan U.S. Dividend ETF (liquidated-to be removed after account closure)

JPMorgan U.S. Minimum Volatility ETF (liquidated-to be removed after account closure)

JPMorgan U.S. Momentum Factor ETF

JPMorgan U.S. Quality Factor ETF

JPMorgan U.S. Value Factor ETF

JPMorgan Long/Short ETF (liquidated-to be removed after account closure)

JPMorgan Managed Futures Strategy ETF (liquidated-to be removed after account closure)

JPMorgan USD Emerging Markets Sovereign Bond ETF

JPMorgan BetaBuilders Developed Asia Pacific ex-Japan ETF

JPMorgan BetaBuilders Canada ETF

JPMorgan BetaBuilders Europe ETF

JPMorgan BetaBuilders Japan ETF

JPMorgan BetaBuilders MSCI US REIT ETF

JPMorgan BetaBuilders USD Investment Grade Corporate Bond ETF

JPMorgan Municipal ETF

JPMorgan Ultra-Short Municipal Income ETF

JPMorgan BetaBuilders U.S. Aggregate Bond ETF

JPMorgan BetaBuilders 1-5 Year U.S. Aggregate Bond ETF (liquidated-to be removed after account closure)

JPMorgan BetaBuilders U.S. Equity ETF

JPMorgan Core Plus Bond ETF

JPMorgan BetaBuilders International Equity ETF

JPMorgan BetaBuilders U.S. Mid Cap Equity ETF

JPMorgan Equity Premium Income ETF

JPMorgan International Growth ETF

JPMorgan BetaBuilders U.S. Small Cap Equity ETF

JPMorgan Carbon Transition U.S. Equity ETF (liquidated on October 10, 2025)

JPMorgan Short Duration Core Plus ETF

JPMorgan ActiveBuilders Emerging Markets Equity ETF

JPMorgan Income ETF

JPMorgan Active Value ETF

JPMorgan Inflation Managed Bond ETF

JPMorgan International Research Enhanced Equity ETF

JPMorgan Small & Mid Cap Enhanced Equity ETF

JPMorgan Realty Income ETF

JPMorgan Climate Change Solutions ETF (liquidated on October 10, 2025)

JPMorgan Nasdaq Equity Premium Income ETF

JPMorgan Social Advancement ETF (liquidated-to be removed after account closure)

JPMorgan Sustainable Consumption ETF (liquidated-to be removed after account closure)

JPMorgan Sustainable Infrastructure ETF (liquidated-to be removed after account closure)

JPMorgan Active Growth ETF

JPMorgan Active China ETF

JPMorgan Active Small Cap Value ETF

JPMorgan BetaBuilders Emerging Markets Equity ETF

JPMorgan BetaBuilders U.S. Treasury Bond 20+ Year ETF

JPMorgan BetaBuilders U.S. Treasury Bond 3-10 Year ETF

JPMorgan BetaBuilders U.S. Treasury Bond 1-3 Year ETF

JPMorgan BetaBuilders U.S. TIPS 0-5 Year ETF(liquidated-to be removed after account closure)

JPMorgan High Yield Municipal ETF

JPMorgan Sustainable Municipal Income ETF

JPMorgan Limited Duration Bond ETF

JPMorgan Equity Focus ETF

JPMorgan Healthcare Leaders ETF

JPMorgan U.S. Tech Leaders ETF

JPMorgan International Value ETF

JPMorgan Global Select Equity ETF

JPMorgan Active Bond ETF

JPMorgan Hedged Equity Laddered Overlay ETF

JPMorgan Active Developing Markets Equity ETF

JPMorgan Fundamental Data Science Large Core ETF

JPMorgan Fundamental Data Science Mid Core ETF

JPMorgan Fundamental Data Science Small Core ETF

JPMorgan Dividend Leaders ETF

JPMorgan Active High Yield ETF

JPMorgan Flexible Income ETF

JPMorgan Nasdaq Hedged Equity Laddered Overlay ETF

JPMorgan U.S. Research Enhanced Large Cap ETF

JPMorgan International Hedged Equity Laddered Overlay ETF

JPMorgan Mortgage-Backed Securities ETF

JPMorgan Fundamental Data Science Large Value ETF

JPMorgan Flexible Debt ETF

JPMorgan Equity and Options Total Return ETF

JPMorgan 100% U.S. Treasury Securities Money Market ETF

JPMorgan International Dynamic ETF

JPMorgan California Tax Free Bond ETF

JPMorgan Equity Premium Yield ETF

JPMorgan Fundamental Data Science Large Growth ETF

JPMorgan Nasdaq Equity Premium Yield ETF

JPMorgan New York Tax Free Bond ETF

JPMorgan Preferred and Income Securities ETF

JPMorgan Managed Futures Plus ETF

JPMorgan U.S. Large Cap Value Plus ETF